Pricing Supplement No.8L  Dated October 9, 1996    Rule 424(b)(2)
(To Prospectus dated October 8, 1996 and      File No. 33-49965
Prospectus Supplement dated October 8, 1996)

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $50,000,000.00
	Issue Price: 100%
	Commission or Discount: $28,280.00
	Proceeds to Company:  $49,971,720.00
	Agent:MERRILL LYNCH

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[  ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: OCTOBER 15, 1996
	Stated Maturity:	   	OCTOBER 15, 1998

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:
   	Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate:5.5625

	Int.Determ.Dates :10/11/96; 1/13/97; 4/11/97; 7/11/97; 10/13/97;
                   1/13/98; 4/9/98; 7/13/98.

	Interest Payment Dates: 1/15/97; 4/15/97; 7/15/97; 10/15/97;
 	                      1/15/98;  4/15/98; 7/15/98; 10/15/98.



	Index Maturity: 3 MONTH
	Spread (+/-):   0.0
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:

	Optional Redemption  :   Yes[ ]       No  [  ]
	     Redemption Dates
	        and Prices: